Exhibit 99.1

Contact:
Sylvia Wheeler
Senior Director, Corporate Communications
650-462-5900

DEPOMED REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS
$5.6 Million Booked as Deferred Revenue for Initial Glumetza Sales

MENLO PARK, Calif., November 9, 2006 – Depomed, Inc. (NASDAQ: DEPO) today announced its financial results for the quarter ended September 30, 2006.  For the quarter, a net loss of $12.6 million or $0.31 per share was reported compared to a net loss of $7.0 million or $0.18 per share for the comparable period in 2005.  Cash and investment balances at September 30, 2006 were $35.6 million.

Revenues were $959,000 in the third quarter of 2006 compared to $795,000 in the same period of 2005.   Third quarter 2006 revenues were primarily due to amortization of license fees received in 2005 from corporate partners for ProQuin® XR and Glumetza™.   Operating expenses for the quarter ended September 30, 2006 were $13.8 million compared to $8.2 million for the same period in 2005.  The increase in operating expenses was primarily related to costs associated with supporting commercialization of Glumetza and late-stage development of Gabapentin GR™ for the treatment of postherpetic neuralgia and diabetic neuropathy.  In addition, $679,000 in stock-based compensation expense was recognized in the third quarter of 2006.

 “This is an exciting time for Depomed with the recent launch of Glumetza in the U.S. for the treatment of type 2 diabetes and the significant expansion of our development pipeline,” said John F. Hamilton, chief financial officer of Depomed.  “King Pharmaceuticals has over 500 sales representatives detailing Glumetza to physicians nationwide.  In September, our product was shipped broadly to pharmaceutical wholesalers, resulting in $5.6 million in deferred revenue for Depomed.  While still early in the launch process, we are pleased with the distributor stocking of the product and look forward to new prescription growth as patients move from samples to purchased medication.”

Mr. Hamilton added, “On the development front, we announced several new programs focused on large target markets, including a new program for the treatment of gastroesophageal reflux disease as well as extended release gabapentin programs for the treatment of diabetic peripheral neuropathy and menopausal hot flashes.  We believe that it is essential to continue to build shareholder value by filling the pipeline with a steady stream of products that can expand our commercial presence and add to our revenues from Glumetza and ProQuin XR.”

The company will webcast a conference call today, beginning at 10:00 a.m. ET, 7:00 a.m. PT to discuss its results and to provide an update and future outlook on company events.  Interested parties can access a live broadcast of the call at http://www.shareholder.com/depomedinc/Medialist.cfm or on the company’s website at www.depomedinc.com.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company utilizing its innovative AcuForm™ drug delivery technology to develop novel oral products and improved, extended release formulations of existing oral drugs. AcuForm-based products are designed to provide once daily administration and reduced side effects, improving patient convenience, compliance and pharmacokinetic profiles. ProQuin® XR (ciprofloxacin hydrochloride) extended-release tablets have been approved by the FDA for the once daily treatment of uncomplicated urinary tract infections and are currently being marketed in the United States. In addition, once daily GlumetzaTM (metformin hydrochloride extended release tablets) has been approved for use in adults with type 2 diabetes and is currently being marketed in the United States and Canada. The company is conducting a Phase III trial in postherpetic neuralgia and a Phase II trial in diabetic peripheral neuropathy with its product candidate, Gabapentin GR™. Additional information about Depomed may be found at its web site, www.depomedinc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to those related to the company’s  research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K and its most recent quarterly report on Form 10-Q.  You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.  The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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DEPOMED, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue:
License revenue	$893,165	$18,750	$2,679,495	$56,250
Collaborative revenue	—	776,282	74,750	1,186,000
Royalties	65,619	—	495,086	—
Product sales	—	—	1,264,977	—
Total revenue	958,784	795,032	4,514,308	1,242,250

Costs and expenses:
Cost of sales	320,417	—	1,445,606	—
Research and development	6,436,158	4,695,833	18,888,092	14,766,294
Selling, general and administrative	7,327,242	3,507,974	16,156,697	8,440,429

Total costs and expenses	14,083,817	8,203,807	36,490,395	23,206,723

Loss from operations	(13,125,033)	(7,408,775)	(31,976,087)	(21,964,473)

Other income (expenses):
Gain on extinguishment of debt	—	—	—	1,058,935
Interest and other income	491,914	441,949	1,672,850	810,920
Interest expense	—	(53)	—	(459,737)
Total other income	491,914	441,896	1,672,850	1,410,118

Net loss	(12,633,119)	(6,966,879)	(30,303,237)	(20,554,355)

Deemed dividend on preferred stock	(165,118)	(218,289)	(499,938)	(622,229)

Net loss applicable to common stock shareholders	$(12,798,237)	$(7,185,168)	$(30,803,175)	$(21,176,584)

Basic and diluted net loss applicable to common stock shareholders per common share	$(0.31)	$(0.18)	$(0.74)	$(0.54)

Shares used in computing basic and diluted net loss per common share	41,776,362	39,878,759	41,382,662	39,565,638

DEPOMED, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2006	2005 (1)
ASSETS
Current assets:
Cash and cash equivalents	$2,748,260	$7,565,556
Marketable securities	30,862,566	51,507,509
Accounts receivable	6,136,729	1,094,840
Unbilled accounts receivable	667,098	861,576
Inventories	2,380,797	901,348
Prepaid and other current assets	2,633,003	1,107,710
Total current assets	45,428,453	63,038,539
Marketable securities	1,998,760	—
Property and equipment, net	2,738,048	3,146,611
Other assets	197,218	228,926
	$50,362,479	$66,414,076
LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$4,106,775	$1,588,999
Accrued compensation	1,927,981	1,989,606
Accrued clinical trial expense	1,064,056	63,005
Other accrued liabilities	3,461,724	718,788
Royalty advances	619,454	—
Deferred revenue	9,396,488	3,654,244
Other current liabilities	55,845	93,073
Total current liabilities	20,632,323	8,107,715
Deferred revenue, non-current portion	48,741,768	51,421,263
Other long-term liabilities	100,249	124,099
Commitments
Shareholders’ (deficit) equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,159 and 17,543 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively, with an aggregate liquidation preference of $18,158,848	12,015,000	12,015,000
Common stock, no par value, 100,000,000 shares authorized; 41,784,733 and 40,689,369 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively	143,662,517	139,640,599
Deferred compensation	—	(337,049)
Accumulated deficit	(174,755,134)	(144,451,897)
Accumulated other comprehensive loss	(34,244)	(105,654)
Total shareholders’ (deficit) equity	(19,111,861)	6,760,999
	$50,362,479	$66,414,076

(1)          The balance sheet as of December 31, 2005 was derived from the audited balance sheet included in the Company’s 2005 Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2006.